Exhibit 10.6
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EACH OF THE STOCK PLAN SUBCOMMITTEE OF THE COMPENSATION COMMITTEE AND THE
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF THE ESTEE LAUDER COMPANIES INC. RESERVES THE RIGHT TO CHANGE PROVISIONS OF THIS AGREEMENT TO COMPLY WITH THE AMERICAN JOBS CREATION ACT OF 2004.

                      RESTRICTED STOCK UNIT AGREEMENT UNDER
                         THE ESTEE LAUDER COMPANIES INC.
       AMENDED AND RESTATED FISCAL 2002 SHARE INCENTIVE PLAN (THE "PLAN")


This RESTRICTED STOCK UNIT AGREEMENT ("Agreement") provides for the granting by The Estee Lauder Companies Inc., a Delaware corporation (the "Company"), to the participant, an employee of the Company or one of its subsidiaries (the "Participant"), of Stock Units under the Plan representing a notional account equal to a corresponding number of shares of the Company's Class A Common Stock, par value $0.01 (the "Shares"), on the terms and subject to the conditions hereinafter provided (the "Restricted Stock Units"). The name of the "Participant", the "Grant Date", the "Number of Restricted Stock Units", the "Vesting Commencement Date", the "Vesting Schedule" and the "Vesting Period" are stated in the attached "Notice of Grant", and incorporated herein by reference. The other terms and conditions of this award are stated in this Agreement and in the Plan. Terms not defined herein shall have the meaning set forth in the Plan (including any amendments thereto).

1. AWARD GRANT. The Company hereby awards to the Participant an award of Restricted Stock Units in respect of the number of Shares set forth in the Notice of Grant.

2. VESTING. The Restricted Stock Units granted to the Participant shall vest and become payable in accordance with the Vesting Schedule set forth in the Notice of Grant. Such schedule indicates the vesting date upon which the Participant shall be entitled to receive Shares, provided that as of such vesting date, the Participant's employment with the Company has not been terminated, except as otherwise provided herein.

3. PAYMENT OF AWARDS. Each Restricted Stock Unit granted hereunder shall represent the right to receive one Share upon the vesting of such Restricted Stock Unit.

         Upon the occurrence of a Change in Control, (a) each unvested Restricted Stock Unit will vest and become payable to the Participant in accordance with the Plan and this paragraph and (b) each vested Restricted Stock Unit not paid shall become payable to the Participant in accordance with the Plan and this paragraph. Payments upon the occurrence of a Change in Control shall be made as soon as practicable following the Change of Control, but in no event later than two weeks after the Change in Control. If the Shares cease to be outstanding immediately after the Change in Control (e.g., due to a merger with and into another entity), then the consideration to be received per Share shall equal the consideration paid to each stockholder per Share generally upon such Change in Control. In the event of Participant's death, disability or termination of employment without cause prior to the Change in Control, then only such Restricted Stock Units that vested (in the case of death) or the Restricted Stock Units that were to vest pro rata due to disability or termination without cause shall vest and become payable in accordance with this paragraph and all other unvested Restricted Stock Units shall be forfeited.




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4. TERMINATION OF EMPLOYMENT. In the event the Participant's employment terminates during the Vesting Period, all unvested Restricted Stock Units shall be forfeited except for such vesting and payment of Restricted Stock Units as follows, subject to the provisions of Paragraph 3:

     (a) Death. In the event of the Participant's death, unvested Restricted Stock Units shall vest as of the date of death pro rata based on the number of full months the Participant was employed during the Vesting Period after the last vesting date (i.e., the proration shall equal a fraction the numerator of which is the number of full months of service completed in the Vesting Period after the last vesting date through the Participant's death and the denominator of which is the number of full months after the last vesting date that are remaining in the Vesting Period). For purposes hereof, "last vesting date" shall be the grant date if the first vesting date has not yet occurred. As an example, assume a grant to Participant X of Restricted Stock Units for 300 shares with a three-year Vesting Period and one-third of the units vesting at the end of each twelve-month period. If the Participant X dies 18 months after the grant date and six months after the last vesting date, then the estate or beneficiary of Participant X would be entitled to payment of 50 Shares (before withholding). Participant X would have already received 100 Shares (before withholding) on the first anniversary of the grant date. Payment of the vested Restricted Stock Units shall be made as soon as practicable following such Participant's death and in accordance with any applicable laws or Company procedures regarding such payments.

     (b) Retirement. In the event of the Employee's formal retirement under the terms of The Estee Lauder Companies Retirement Growth Account Plan (or an affiliate or a successor plan or program of similar purpose), the unvested Restricted Stock Units shall continue to vest and be paid in accordance with the Vesting Schedule. Vesting and payment in respect of any unvested Restricted Stock Unit after retirement shall be subject to satisfaction of the conditions precedent that the Participant neither (i) competes with, or takes employment with or renders services to a competitor of, the Company, its subsidiaries or affiliates without the written consent of the Company, nor (ii) conducts himself or herself in a manner adversely affecting the Company.

     (c) Disability. In the event of the occurrence of the Participant's total and permanent disability (as such status shall be determined under the Company's long-term disability program), the unvested Restricted Stock Units shall vest pro rata for full months employed during the Vesting Period (with such proration methodology set forth in paragraph 4(a)) on the next vesting date during the Vesting Period. Payment of vested Restricted Stock Units shall be made in accordance with the Vesting Schedule (i.e., on the next vesting date during the Vesting Period).

     (d) Termination of Employment Without Cause. In the event the Participant's employment is terminated at the instance of the Company or relevant subsidiary without Cause (as defined below), the unvested Restricted Stock Units hereunder shall vest pro rata for full months employed during the Vesting Period (with such proration methodology set forth in paragraph 4(a)) on the next vesting date during the Vesting Period. Payment of Restricted Stock Units shall be made in accordance with the Vesting Schedule and payment in respect of any unvested Restricted Stock Unit after last day of active employment shall be subject to satisfaction of the conditions precedent that the Participant neither (i) competes with, or takes employment with or renders services to a competitor of, the Company, its subsidiaries or affiliates without the written consent of the Company, nor (ii) conducts himself or herself in a manner adversely affecting the Company.

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     (e)  Termination of Employment By Employee. In the event the Participant terminates his or her employment (e.g., by voluntarily resigning), except in the case of retirement or disability, which are subject to paragraphs 4(b) and 4(c) above, respectively, all unvested Restricted Stock Units as of the effective date of resignation shall be forfeited.

     (f) Termination of Employment With Cause. In the event the Participant is terminated for Cause, all unvested Restricted Stock Units as of the effective date of resignation shall be forfeited. For purposes hereof, "Cause" shall have the meaning in any employment agreement as in effect between the Participant and the Company or any subsidiary and, in the absence of any such agreement, shall mean any breach by the Participant of any of his or her material obligations under any Company policy or procedure, including, without limiting the generality, the Code of Corporate Conduct.

5. NO RIGHTS OF STOCK OWNERSHIP. This grant of Restricted Stock Units will not entitle the Participant to any interest in or to any voting or other rights normally attributable to Share ownership.

6. WITHHOLDING. All payments or distributions of Shares covered by Restricted Stock Units shall be net of any amounts required to be withheld pursuant to applicable federal, national, state and local tax withholding requirements imposed by each taxing authority having jurisdiction. The Company (or relevant subsidiary) may require the Participant to remit to it an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Shares. The Company (or relevant subsidiary) may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit the Participant to pay all or a portion of the federal, national, state and local withholding taxes arising in connection with any Restricted Stock Unit by electing to have the Company (or relevant subsidiary) withhold Shares equal in Fair Market Value to the amount to be withheld, such tax calculated at minimum statutory rates applicable to the Participant.

7. NONASSIGNABILITY. This award may not be assigned, pledged, or transferred except, in the event of death, to a designated beneficiary or by will or by the laws of descent and distribution. The foregoing restrictions shall not apply to transfers pursuant to a court order, including, but not limited to, any domestic relations order.

8. EFFECT UPON EMPLOYMENT. The Participant's right to continue to serve the Company or any of its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by the award hereunder. Nothing in this Agreement or the Plan gives the Participant any right to continue in the employ of the Company or any of its Subsidiaries or to interfere in any way with any right the Company or any Subsidiary may have to terminate his or her employment at any time. Payment of Shares is not secured by a trust, insurance contract or other funding medium, and the Participant does not have any interest in any fund or specific asset of the Company by reason of this Award or the account established on his or her behalf. The Participant has no rights as a shareholder of the Company pursuant to the Restricted Stock Units until Shares are actually delivered to the Participant.

9. NOTICES. Any notice required or permitted under this Agreement shall be deemed to have been duly given if delivered, telecopied or mailed, certified or registered mail, return receipt requested or by internationally-recognized courier guaranteeing next day delivery (a) to the Participant at such address as the Company (or relevant subsidiary) shall maintain for the Participant per its personnel records or (b) to the Company, attention Stock Plan Administration at its principal executive offices, which are currently located at 767 Fifth Avenue, New York, NY 10153.


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10. DISCLOSURE AND USE OF INFORMATION.

a. By signing and returning the attached Notice of Grant, and as a condition of the grant of the Restricted Stock Units, the Participant hereby expressly consents to the Company and its subsidiaries, and any agent of the Company and/or its subsidiaries administering the Plan or providing Plan recordkeeping service to the collection, use, and transfer of personal data as described in this Section.

b. The Participant understands that the local employer, the Company and/or its other subsidiaries holds, by means of an automated data file or otherwise, certain personal information about the Participant, including, but not limited to, name, home address and telephone number, date of birth, social insurance number, salary, nationality, job title, any shares or directorships held in the Company, details of all Restricted Stock Units or other entitlement to shares awarded, canceled, exercised, vested, unvested, or outstanding in the Participant's favor, for purposes of managing and administering the Plan ("Data").

The Participant further understands that part or all of his or her Data may be also held by the Company and/or its subsidiaries, pursuant to a transfer made in the past with the Participant's consent, in respect of any previous grant of stock options or other awards, which was made for the same purposes of managing and administering previous award/incentive plans, or for other purposes.

c. The Participant further understands that his or her local employer will transfer Data to the Company and/or its subsidiaries among themselves as necessary for the purposes of implementation, administration, and management of the his or her participation in the Plan, and that the Company and/or its subsidiaries may transfer data among themselves, and/or each, in turn, further transfer Data to any third parties assisting the Company in the implementation, administration, and management of the Plan ("Data Recipients").

d. The Participant understands that the Company and/or its subsidiaries, as well as the Data Recipients, are or may be located in his or her country of residence or elsewhere, such as the United States. The Participant authorizes the Company and/or its subsidiaries, as well as Data Recipients to receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing his or her participation in the Plan, including any transfer of such Data, as may be required for the administration of the Plan and/or the subsequent holding of Shares on his or her behalf, to a broker or third party with whom the Shares may be deposited.

e. The Participant understands that he or she may show opposition to the processing and transfer of his or her Data, and, may at any time, review the Data, request that any necessary amendments be made to it, or withdraw his or her consent herein in writing by contacting the Company. The Participant further understands that withdrawing consent may affect his or her ability to participate in the Plan.

11. DISCRETIONARY NATURE AND ACCEPTANCE OF AWARD. By accepting this Award, the Participant agrees to be bound by the terms of this Agreement and acknowledges that:

a. The Company (and not the local employer) is granting Restricted Stock Units. Furthermore, this Agreement is not derived from any preexisting labor relationship between the Participant and the Company, but rather from a mercantile relationship.



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b. The Company will administer the Plan from the United States or such other country that may be outside the Participant's country of residence and the laws of the State of New York (without regard to its choice of laws provisions) will govern all Restricted Stock Units granted under the Plan.

c. That benefits and rights provided under the Plan are wholly discretionary and, although provided by the Company, do not constitute regular or periodic payments.

d. The benefits and rights provided under the Plan are not to be considered part of the Participant's salary or compensation under his or her employment with the local employer for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind. The Participant waives any and all rights to compensation or damages as a result of the termination of employment with the Participant's local employer for any reason whatsoever insofar as those rights result or may result from the loss or diminution in value of such rights under the Plan or his or her ceasing to have any rights under, or ceasing to be entitled to any rights under the Plan as a result of such termination.

e. The grant of Restricted Stock Units, hereunder, and any future grant of Restricted Stock Units under the Plan is entirely voluntary, and at the complete discretion of the Company. Neither the grant of the Restricted Stock Units nor any future grant of Restricted Stock Units by the Company shall be deemed to create any obligation to grant any further Restricted Stock Units, whether or not such a reservation is explicitly stated at the time of such a grant. The Company has the right in its sole discretion, at any time and/or on an annual basis, to amend, suspend, or terminate the Plan; provided, however, that no such amendment, suspension, or termination shall adversely affect the Participant's rights hereunder.

f. The Plan shall not be deemed to constitute, and shall not be construed by as constituting, part of the terms and conditions of employment. The Company shall not incur any liability of any kind to the Participant as a result of any change or amendment, or any cancellation, of the Plan at any time.

g. Participation in the Plan shall not be deemed to constitute, and shall not be deemed by the Participant to constitute, an employment or labor relationship of any kind with the Company.


12. FAILURE TO ENFORCE NOT A WAIVER. The failure of the Company to enforce at any time any provision of this agreement shall in no manner be construed to be a waiver of such provision or of any other provision hereof.

13. GOVERNING LAW. This Agreement shall be governed by and construed according to the laws of the State of New York, applicable to agreements made and performed in that state, without regard to the choice of law provisions thereof.



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14. PARTIAL INVALIDITY. The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

15. SECTION 409A COMPLIANCE. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and any regulations or notices provided thereunder. The Company reserves the unilateral right to amend this Agreement upon written notice to the Participant in order to comply with such section.



                                           The Estee Lauder Companies Inc.

                                           By:
                                              ----------------------------
                                                Executive Vice President,
                                                Global Human Resources


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                              NOTICE OF GRANT UNDER
                         THE ESTEE LAUDER COMPANIES INC.
       AMENDED AND RESTATED FISCAL 2002 SHARE INCENTIVE PLAN (THE "PLAN")


This is to confirm that you were awarded a grant of Restricted Stock Units at the most recent meeting of the Stock Plan Subcommittee of the Compensation Committee of the Board of Directors representing the right upon vesting of such units to receive shares of Class A Common Stock of The Estee Lauder Companies Inc. (the "Shares"), subject to the terms of the Plan and the Restricted Stock Unit Agreement. This award was made in recognition of the significant contributions you have made as a key employee of the Company, and to motivate you to achieve future successes by aligning your interests more closely with those of our stockholders. This Restricted Stock Unit award is granted under and governed by the terms and conditions of the Plan and the Restricted Stock Unit Agreement (the "Agreement") attached hereto and made part hereof. Please read these documents and keep them for future reference. The specific terms of your award are as follows:

Participant:    ((FIRST_NAME)) ((LAST_NAME))

SSN or Global Identification Number:

Number of Restricted Stock Units:   ______________________

Grant Date:                         ______________________

Vesting Commencement Date:          ______________________

Vesting Schedule:        Subject to Participant's continuous employment, this
                         Restricted Stock Unit grant shall vest as to the number of Shares set forth below:

                         Shares                          Vesting Date
                         -------                         ------------
                         [*]                             [*]
                         [*]                             [*]
                         [*]                             [*]


Vesting Period: The Vesting Commencement Date through and including the applicable date set forth in the Vesting Schedule

Questions regarding the award can be directed to Lauren Whyte at (212) 572-3705 or Patricia Zakrzewski at (973) 492-3609. If you wish to accept this grant, PLEASE SIGN THIS NOTICE OF GRANT AND RETURN IMMEDIATELY TO:

         Compensation Department
         767 Fifth Avenue, 43rd Floor
         New York, New York 10153
         ATTENTION: LAUREN WHYTE

The undersigned hereby accepts, and agrees to, all terms and provisions of the Agreement, including those contained in this Notice of Grant.

By_________________________   Date__________

Enclosure:
Restricted Stock Unit Agreement
Summary Plan Description
Restricted Stock Unit Q&A



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